Exhibit (h)(iii)

FMI COMMON STOCK FUND, INC.
AMENDMENT TO THE TRANSFER AGENT SERVICING AGREEMENT

        THIS AMENDMENT dated as of this 23rd day of March, 2006, to the Transfer Agent Servicing Agreement, dated as of December 17, 2003 (the “Agreement”), is entered by and between FMI Common Stock Fund, Inc. a Wisconsin corporation (the “Company”) and U.S. Bancorp Fund Services, LLC, a Wisconsin limited liability company (“USBFS”).

RECITALS

        WHEREAS, the parties have entered into a Transfer Agent Servicing Agreement; and

        WHEREAS, the Company and USBFS desire to amend said Agreement; and

        WHEREAS, Section 9 of the Agreement allows for its amendment by a written instrument executed by both parties.

        NOW, THEREFORE, the parties agree as follows:

Exhibit B of the Agreement is hereby superseded and replaced with Exhibit B attached hereto

Except to the extent supplemented hereby, the Agreement shall remain in full force and effect.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

FMI COMMON STOCK FUND, INC.	U.S. BANCORP FUND SERVICES, LLC
By: /s/ Donald S. Wilson	By: /s/ Joe D. Redwine
Name: Donald S. Wilson	Name: Joe D. Redwine
Title: Vice-President	Title: President

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